UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2012

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Connecticut Avenue Norwalk, CT 06854 Summerville, SC 29485	06854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2012, priceline.com Incorporated, a Delaware corporation (“priceline.com,” or the “Priceline Group”), KAYAK Software Corporation, a Delaware corporation (“KAYAK”), and Produce Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of priceline.com (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which KAYAK will merge with and into Merger Sub (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.  Merger Sub will survive the Merger as a wholly-owned subsidiary of priceline.com and will be renamed as “KAYAK Software Corporation.”  The Merger was unanimously approved by the respective Boards of Directors of priceline.com and KAYAK and the Board of Directors of KAYAK recommended that KAYAK’s stockholders approve the proposed transaction.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of KAYAK’s Class A common stock and KAYAK’s Class B common stock (collectively, the “KAYAK Stock”) (other than KAYAK Stock owned by (i) KAYAK, priceline.com or any direct or indirect wholly owned subsidiary of KAYAK or priceline.com and (ii) stockholders who have perfected and not withdrawn a demand for appraisal rights under the Delaware General Corporation Law, or “DGCL”)) will automatically be converted into the right to receive, at the holder’s election and subject to proration as described below, either (i) $40.00 in cash (the “Cash Consideration”), or (ii) a portion of a share of priceline.com common stock, par value $0.008 per share (“priceline.com Stock”), equal to the quotient (the “Exchange Ratio”) determined by dividing (A) $40.00 by (B) the priceline.com Trading Price, which is the thirty-day aggregate volume-weighted average price per share of priceline.com Stock on the NASDAQ Global Select Market, as reported by the Wall Street Journal, for the thirty consecutive trading days ending on the second-to-last full trading day prior to the Closing Date (the “Stock Consideration” and together with the Cash Consideration, are referred to herein as the “Merger Consideration”), without interest.

The Stock Consideration will be subject to a 10% collar pursuant to which the value of the priceline.com Stock delivered to the KAYAK stockholders receiving stock in connection with the Merger will be $40 per share of KAYAK Stock so long as the priceline.com Trading Price is between $571.31 and $698.27 per share of priceline.com Stock.  If such average price is above $698.27 or below $571.31, those receiving priceline.com Stock will receive a fixed exchange ratio as set forth in the Merger Agreement.

The Merger Agreement also contains a pro-ration mechanism that will ensure that, overall, one-third of the outstanding KAYAK shares will be paid the Cash Consideration and two-thirds of the outstanding KAYAK shares will be delivered Stock Consideration in connection with the Merger.

Consummation of the Merger is subject to certain mutual conditions of the parties, including, without limitation, (i) the approval by the holders of a majority of the total voting power of the outstanding shares of KAYAK Stock entitled to vote on adoption of the Merger Agreement, (ii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approvals from certain other competition authorities shall have been obtained or the applicable waiting period shall have expired or been terminated, (iii) the absence of any law, order or injunction prohibiting the Merger, (iv) the approval for listing on the NASDAQ of the shares of priceline.com Stock to be issued in the Merger and (v) the effectiveness of the registration statement on Form S-4 to be filed by priceline.com for purposes of registering the shares of priceline.com Stock issuable in connection with the Merger.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), and (z) the receipt of an opinion regarding certain tax matters relating to the Merger.

From the date of the Merger Agreement until the earlier of (i) the effective time of the Merger and (ii) termination of the Merger Agreement in accordance with its terms, KAYAK became subject to “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provisions are subject to exceptions that allow KAYAK prior to receipt of KAYAK stockholder approval of the transaction under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals for more than 50% of the consolidated assets or voting power of KAYAK that the board of directors of KAYAK has determined in good faith (after consultation with its outside legal counsel) is or is reasonably likely to result in a transaction more favorable to KAYAK’s stockholders from a financial point of view than the Merger and is reasonably likely to be consummated in accordance with its terms and that failure to take such action would be inconsistent with the directors’ fiduciary obligations under applicable Law.

Under certain limited circumstances before (but not after) the KAYAK stockholders approve the transaction, the board of directors of KAYAK may withdraw or qualify its recommendation in favor of the Merger or approve or recommend an alternative acquisition proposal for more than 50% of the consolidated assets or voting power of KAYAK if the proposal did not result from a breach of the “no-shop” provisions.  The Merger Agreement contains “match rights,” which require KAYAK to negotiate with priceline.com and consider in good faith any amendment to the Merger Agreement proposed by priceline.com for a specified period before the board of directors of KAYAK takes any such action.  In addition, prior to changing its recommendation or proceeding with such an alternative acquisition proposal, the board of directors of KAYAK must have determined in good faith (after consultation with its outside legal counsel) that the alternative acquisition proposal is reasonably likely to be consummated in accordance with its terms and, if consummated, would be more favorable to KAYAK’s stockholders, from a financial point of view, than the Merger and further that failure to take such action would be inconsistent with the directors’ fiduciary obligations under applicable Law.

In connection with the termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, KAYAK may be required to pay priceline.com a termination fee of $52.7 million in the event that (i) KAYAK’s board of directors withdraws or qualifies its recommendation in favor of the Merger, (ii) KAYAK’s board of directors fails to recommend against any publicly disclosed third party tender or exchange offer, (iii) KAYAK terminates the Merger Agreement prior to approval of the transaction by KAYAK’s stockholders to accept a superior proposal or (iv) (A) an alternative acquisition proposal is made to KAYAK or otherwise becomes publicly known, (B) either party terminates the Merger Agreement because KAYAK’s stockholders do not approve the Merger Agreement at the relevant stockholders meeting or the Merger is not completed by the outside date (as defined in the Merger Agreement) and (C) within one year after termination of the Merger Agreement KAYAK enters into a definitive agreement with respect to or consummates an alternative acquisition proposal, or KAYAK’s board of directors approves, recommends or does not oppose an alternative acquisition proposal.

Completion of the Merger is anticipated to occur by the end of the first fiscal quarter of 2013, although there can be no assurance the Merger will occur within the expected timeframe or at all.

The Merger Agreement is filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about priceline.com, KAYAK or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; were solely for the benefit of the parties to the Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of priceline.com, KAYAK or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by priceline.com and KAYAK. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus forming a part of the registration statement on Form S-4 (the “Registration Statement”) that priceline.com will file in order to register the shares of priceline.com Stock issuable in connection with the Merger, as well as in the other filings that each of priceline.com and KAYAK make with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

A special meeting of KAYAK’s stockholders will be held as soon as practicable after the preparation and mailing of the joint proxy statement/prospectus to be included in the Registration Statement.  The joint proxy statement/prospectus is expected to be mailed as promptly as practicable after the effectiveness of the Registration Statement.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  These statements, as they relate to priceline.com or KAYAK Software Corporation (“KAYAK”), the management of either such company or the proposed transaction between priceline.com and KAYAK, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements.  These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  Priceline.com and KAYAK undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.  Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the online travel industry, and other legal, regulatory and economic developments.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA.  Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents priceline.com and KAYAK have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) priceline.com and KAYAK may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of priceline.com and KAYAK or such integration may be more difficult, time-consuming or costly than expected; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by priceline.com and KAYAK.  Neither priceline.com nor KAYAK gives any assurance that either priceline.com or KAYAK will achieve its expectations.

The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of priceline.com and KAYAK described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC.  All forward-looking statements included in this document are based upon information available to priceline.com and KAYAK on the date hereof, and neither priceline.com nor KAYAK assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This document relates to a proposed transaction between KAYAK and priceline.com, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by priceline.com.  This document is not a substitute for the registration statement and joint proxy statement/prospectus that priceline.com will file with the SEC or any other documents that KAYAK or priceline.com may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by KAYAK or priceline.com through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of joint proxy statement/prospectus, once it is filed, from KAYAK by contacting KAYAK Software Corporation, 55 North Water Street, Suite 1, Norwalk, CT 06854, Attn: Corporate Secretary or by calling (203) 899-3100.

Participants in Solicitation

Priceline.com, KAYAK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from KAYAK’s stockholders in connection with the proposed transaction.  Information regarding KAYAK’s directors and executive officers is contained in KAYAK’s final prospectus for its initial public offering (File No. 333-170640), which was filed with the SEC on July 20, 2012.  You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing KAYAK’s website at www.kayak.com and clicking on the “About” link and then clicking on the “Investor Relations” link and “SEC Filings”.  As of November 8, 2012, KAYAK’s directors and officers, collectively, beneficially owned approximately 28,824,262  shares, or 70.4%, of KAYAK’s Class A and Class B common stock, which represents 77.9% of the total voting power of KAYAK.  Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the joint proxy statement/prospectus described below.  Information regarding priceline.com’s executive officers and directors is contained in priceline.com’s definitive proxy statement filed with the SEC on April 24, 2012. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing priceline.com’s website at www.priceline.com and clicking on the “Investor Relations” link and then clicking on the “Financial Information” link.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 8, 2012, by and among KAYAK Software Corporation, priceline.com Incorporated and Produce Merger Sub, Inc.

Exhibit 99.1	priceline.com Incorporated Press Release, dated November 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

priceline.com Incorporated
(Registrant)

Date: November 9, 2012

	By:	/s/ Peter Millones
(Signature)
Name: Peter Millones
Title: General Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 8, 2012, by and among KAYAK Software Corporation, priceline.com Incorporated and Produce Merger Sub, Inc.

Exhibit 99.1	priceline.com Incorporated Press Release, dated November 8, 2012